EXHIBIT 11.1
                                                               ------------

     SOURCE CAPITAL CORPORATION
     EARNINGS PER SHARE COMPUTATION

                                                For the Quarter Ended March 31, 1998
                                                -----------------------------------------
                                                             Weighted-Average   Per-Share
                                                Income       Shares             Amount
                                                ----------   ----------------   ---------
      Basic EPS:
        Income available to Stockholders        $  168,350       1,355,818         $.12
                                                                                   ====
      Effect of Dilutive Securities
        Interest on convertible subordi-
          nated debentures (net of 34% tax)         41,514         499,376
        Common stock options                                        37,125
                                                ----------       ---------
      Diluted EPS:
        Income available to stockholders
          including assumed conversions         $  209,864       1,892,319         $.11
                                                ==========       =========         ====

                                                For the Quarter Ended March 31, 1997
                                                -----------------------------------------
                                                             Weighted-Average   Per-Share
                                                Income       Shares             Amount
                                                ----------   ----------------   ---------
      Basic EPS:
        Income available to Stockholders        $  163,675       1,392,677         $.12
                                                                                   ====
      Effect of Dilutive Securities:
        Common stock options                                           264
                                                ----------       ---------
      Diluted EPS:
        Income available to stockholders
          including assumed conversions         $  163,675       1,392,941         $.12
                                                ==========       =========         ====

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